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Exhibit 23 (a-10)

                        AMENDMENT TO DECLARATION OF TRUST
                                       OF
                              PACIFIC CAPITAL FUNDS

          The undersigned, Secretary of Pacific Capital Funds (the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 9.3(c) of the Declaration of Trust of the Trust dated as of October 30, 1992, as amended to date (the "Declaration of Trust"), that the following amendment was duly adopted by the Unanimous Written Consent of the Trustees, pursuant to the resolutions attached as Exhibit A hereto:

     1. Page 18 of the Declaration of Trust is hereby amended to delete the names "Diversified Fixed Income Fund", "Short Intermediate U.S. Government Securities Fund", and "Ultra Short Government Fund" therefrom and to substitute therefor the names "High Grade Core Fixed Income Fund", "High Grade Short Intermediate Fixed Income Fund", and "U.S. Government Short Fixed Income Fund", respectively, effective July 1, 2006.

          IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust this __th day of September, 2006.


                                        /s/ Kinga Kapuscinski
                                        ----------------------------------------
                                        Name: Kinga Kapuscinski
                                        Title: Secretary
                                        Address: 100 Summer St.
                                                 15th Floor
                                                 Boston, MA 02110

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                                 ACKNOWLEDGEMENT

STATE OF MASSACHUSETTS ).
                   ss: ).
COUNTY OF SUFFOLK      ).

     On this 20th day of October, 2006, before me, the undersigned notary public in and for said State, duly commissioned and sworn, personally appeared Kinga Kapuscinski, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date in this certificate first above written.


                                        /s/ Rebecca D. Gilding
                                        ----------------------------------------
                                        Notary Public

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                                                                       Exhibit A

                              PACIFIC CAPITAL FUNDS

                      RESOLUTIONS OF THE BOARD OF TRUSTEES
                          BY UNANIMOUS WRITTEN CONSENT

Diversified Fixed Income Fund

     RESOLVED, that the benchmark for the Diversified Fixed Income Fund, a series of the Trust, shall be changed...effective on the date specified by the officers of the Fund in a notice to shareholders of such change, which effective date shall be at least 60 days after the date of such notice (the "Effective Date"); and

     FURTHER RESOLVED, that the name of the Diversified Fixed Income Fund, a series of the Trust, shall be changed to the High Grade Core Fixed Income Fund as of the Effective Date.

Short Intermediate U.S. Government Securities Fund

     RESOLVED, that the name of the Short Intermediate U.S. Government Securities Fund, a series of the Trust, shall be changed to the High Grade Short Intermediate Fixed Income Fund as of the Effective Date.

Ultra Short Government Fund

     RESOLVED, that the name of the Ultra Short Government Fund, a series of the Trust, shall be changed to the U.S. Government Short Fixed Income Fund as of the Effective Date.